EXHIBIT 10.8

COLLATERAL ASSIGNMENT

THIS COLLATERAL ASSIGNMENT (this “Collateral Assignment”) is made and entered into on May 31, 2013 by Westport Energy LLC, a Delaware limited liability company (“Westport”), in favor of YA Global Investments, L.P. (“YA Global”).

WITNESSETH:

WHEREAS, simultaneusly herewith, Westport and YA Global have entered into an Assignment Agreement (“Assignment Agreement”) pursuant to which the YA Global shall assign and Westport shall purchase the Assigned Debt (as defined in the Assignment Agreement) which relate to the Financing Arrangements between YA Global and the Obligors (as defined in the Assignment Agreement) for the Purchase Price (as defined in the Assignment Agreement) as of June 1, 2013;

WHEREAS, the Purchase Price is being paid by Westport in the form of a convertible debenture issued by Westport Energy Holdings Inc., Westport’s parent company, to YA Global and dated the date hereof (the “Debenture”); and

WHEREAS, in order to secure Westport’s obligations under the Assignment Agreement and the Debenture, among other things, Westport has granted to YA Global a security interest in and to the Assigned Debt.

NOW, THEREFORE, in consideration of the promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Westport, and intending to be legally bound and as partial consideration for Westport assigning to YA Global all of its right, title and interest in and to the Assigned Debt to the fullest extent permitted by law, the parties hereto hereby agree as follows.

1. Except as otherwise expressly provided herein, capitalized terms used in this Collateral Assignment shall have the respective meanings given to them in the Assignment Agreement.

2. Westport has granted, bargained, sold, assigned, transferred and set over and by these presents does hereby grant, bargain, sell, assign, transfer, grant a security interest in and set over unto YA Global, its respective successors and assigns, all the rights, interests and privileges which Westport has or may have in or under the Assigned Debt, including without limiting the generality of the foregoing, the present and continuing right with full power and authority, in its own name, or in the name of Westport, or otherwise, but subject to the provisions and limitations of Section 3 hereof, (i) to make claim for, enforce, perform, collect and receive any and all rights and undertake all obligations under the Assigned Debt, (ii) to do any and all things which Westport is or may become entitled to do under the Assigned Debt, and (iii) to make all waivers and agreements, give all notices, consents and releases and other instruments and to do any and all other things whatsoever which Westport is or may become entitled to do under the Assigned Debt.

3. The acceptance of this Collateral Assignment and the payment or performance under the Debenture shall not constitute a waiver of any rights of YA Global under the terms of the Debenture, it being understood that, until the occurrence of an event default under the Debenture, and the exercise of YA Global’s rights under Section 4 hereof, Westport shall have all rights to the Assigned Debt and to retain, use and enjoy the same (except as may otherwise be limited pursuant to the Assignment Agreement or this Collateral Assignment).

4. Westport, upon the occurrence of an event of default under the Debenture, hereby authorizes YA Global, at YA Global’s option, to enforce and exercise all rights and privileges with respect to the Assigned Debt. Westport does hereby irrevocably constitute and appoint YA Global while this Collateral Assignment remains in force and effect and, in each instance, to the full extent permitted by applicable Law, its true and lawful attorney in fact, coupled with an interest and with full power of substitution and revocation, for Westport and in its name, place and stead, to demand and enforce compliance with all the terms and conditions of the Assigned Debt and all benefits accrued thereunder, whether at law, in equity or otherwise provided, however, that YA Global shall not exercise any such power unless and until an event of default associated with the Debenture shall have occurred. Westport acknowledges and agrees that (i) the power of attorney herein granted shall in no way be construed as to benefit Westport; and (ii) YA Global shall have no duty to exercise any powers granted hereunder for the benefit of Westport. YA Global hereby accepts this power of attorney and all powers granted hereunder for the benefit of the YA Global.

5. Westport agrees that this Collateral Assignment and the designation and directions herein set forth are irrevocable.

6. Neither this Collateral Assignment nor any action or inaction on the part of YA Global shall constitute an assumption on the part of YA Global of any obligations or duties under the Assigned Debt.

7. Westport covenants and warrants that:

(a) it has the power and authority to assign the Assigned Debt and there have been no prior assignments of the Assigned Debt;

(b) it will not assign, pledge, convert or otherwise encumber the Assigned Debt other than as permitted in the Assignment Agreement or in this Collateral Assignment without the prior written consent of YA Global;

(c) it will not cancel, terminate or accept any surrender of the Assigned Debt, or amend or modify the same directly or indirectly in any respect whatsoever, without having obtained the prior written consent of the YA Global thereto;

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(d) it will perform and observe, or cause to be performed and observed, all of the terms, covenants and conditions on its part to be performed and observed with respect to the Assigned Debt; and

(e) it will execute from time to time any and all additional assignments or instruments of further assurance to YA Global, as YA Global may at any time reasonably request.

8. At such time as the Debenture is satisfied or discharged, this Collateral Assignment and all of YA Global’s right, title and interest hereunder with respect to the Assigned Debt shall terminate and have no further force or effect.

9. Permitted Actions. Westport has represented to the YA Global that they may, among other actions they may take, seek to enforce certain rights it has as a secured creditor with respect to some of the Assigned Debt, including foreclose on certain collateral securing the Assigned Obligations. In connection therewith and notwithstanding anything the contrary herein, Westport shall have the right to conduct any foreclosure actions relating to the collateral provided that such actions are taken in accordance with all applicable laws, sound business practices, and the provided that:

(a)	Westport will provide YA Global with the following information during the term of this Collateral Assignment: (i) monthly, a written update (by email or fax) of Westport’s efforts to collect on the Assigned Debt, and (ii) copies of all material correspondence, documents, agreements and other written materials (including, without limitation, all offers, letters of intent, sales agreements, and the like) relating to Westport’s collection efforts, as and when such materials are sent, or received by, Westport.

(b)	Westport will not release or sell any collateral securing the Assigned Debt without the prior consent of YA Global.

(c)	Westport agrees that in all events, and regardless of the results of any enforcement actions taken against any Obligor, all obligations of Westport shall be paid in full as set forth in the Debenture.

10. This Collateral Assignment shall inure to the benefit of YA Global, and its successors and assigns, and shall be binding upon Westport, and its successors, and assigns.

11. This Collateral Assignment shall be governed by and construed in accordance with the internal laws of the State of New Jersey without regard to its conflicts of law principles.

12. This Collateral Assignment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement. Westport acknowledges and agrees that a telecopy transmission to YA Global of signature pages hereof purporting to be signed on behalf of Westport shall constitute effective and binding execution and delivery hereof by Westport.

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COLLATERAL ASSIGNMENT]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed under seal by their respective officers or agents thereunto duly authorized, as of the date first above written.

WESTPORT ENERGY LLC

By:	/s/ Stephen Schoepfer
Name:	Stephen J. Schoepfer
Title:	Manager

YA GLOBAL INVESTMENTS, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ David Gonzalez
Name:	David Gonzalez
Its:	Member & General Counsel